Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of BioTelemetry, Inc. on Form 10-Q for the quarter ended September 30, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Joseph H. Capper, the President and Chief Executive Officer of BioTelemetry, Inc. and Heather C. Getz, the Executive Vice President and Chief Financial Officer of BioTelemetry, Inc. hereby certifies, pursuant to and for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his or her knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of BioTelemetry, Inc.

/s/ JOSEPH H. CAPPER	/s/ HEATHER C. GETZ
Joseph H. Capper President and Chief Executive Officer	Heather C. Getz Executive Vice President and Chief Financial Officer
October 30, 2018	October 30, 2018

This certification accompanies the Quarterly Report on Form 10-Q to which it relates, is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or Securities Exchange Act of 1934, as amended (whether made before or after the date of the Quarterly Report on Form 10-Q), irrespective of any general incorporation language contained in such filing.